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                          CERTIFICATE OF INCORPORATION

                                       OF

                                ELECTROGLAS, INC.




                                    ARTICLE I

                                      NAME

                The name of the Corporation is Electroglas, Inc.

                                   ARTICLE II

                                REGISTERED OFFICE

         The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                PURPOSE; DURATION

         The nature of the business or purposes to be conducted or promoted by the Corporation is to conduct any lawful business, to exercise any lawful purpose and power and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same may be amended from time to time. The Corporation is to have perpetual existence.

                                   ARTICLE IV

                                 CAPITALIZATION

         The total number of shares of stock which the Corporation shall have authority to issue is 35,000,000 shares, with a par value of $.01 each. Said shares shall consist of 5,000,000 shares of preferred stock and 30,000,000 shares of common stock.

         A.   Preferred Stock

         1. The preferred stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares


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issued and not cancelled in any and all such series shall not exceed the total number of shares of preferred stock hereinabove authorized.

         2. Subject to the provisions hereof and the limitations prescribed by law or any regulation of any national securities exchange, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares, and change the number of shares constituting any series of preferred stock of the Corporation, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, rights and terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series of preferred stock of the Corporation, without any further action or vote by the stockholders.

         B. Common Stock. The holders of record of the common stock of the Corporation (the "Common Stock") shall be entitled to the following rights:

         1. to vote at all meetings of stockholders of the Corporation, and such holders shall have one vote at all such meetings in respect of each share of Common Stock held of record by them;

         2. subject to the prior rights of the holders of all classes or series of capital stock of the Corporation at the time outstanding having prior rights as to dividends, to receive when, if and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared by the Corporation from time to time to holders of Common Stock; and

         3. subject to the prior rights of the holders of all classes or series of capital stock of the Corporation at the time outstanding having prior rights as to distribution of assets upon liquidation, dissolution or winding-up, to receive the remaining assets of the Corporation upon liquidation, dissolution or winding-up.

                                    ARTICLE V

                                  INCORPORATOR

         The name and mailing address of the Sole Incorporator is as follows:

         Name                                         Mailing Address
         ----                                         ---------------

Joseph M. Fernandez                                   80 Pine Street
                                                      New York, New York  10005



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                                   ARTICLE VI

                               BOARD OF DIRECTORS

         A. Number, Tenure and Qualifications of Directors; Removal.

         1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. The initial classes shall be elected as follows: Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

         2. Any director, or the entire Board of Directors, may be removed from office only for cause and only by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as defined in Article VIII, Section C), voting together as one class; provided, however, that if a proposal to remove a director is made at any time when there is an Interested Person (as defined in Article VIII, Section C) or a director who is not an Independent Director (as defined in Article VIII, Section C), then such removal shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as one class, excluding Voting Stock beneficially owned by such Interested Person.

         3. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately


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by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, as amended, and such directors so elected shall not be divided into classes pursuant to this
Article VI, Section A unless expressly provided by such terms.

         B. Additional Authority of Board. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         1. To make, alter, amend or repeal the By-laws of the Corporation. The holders of shares of Voting Stock shall, to the extent such power is at the time conferred on them by applicable law, also have the power to make, alter, amend or repeal the By-laws of the Corporation, provided that any proposal by any stockholder at any time when there is an Interested Person or by a director who is not an Independent Director to make, alter, amend or repeal the By-laws shall require approval by the affirmative vote described in article VIII, Section A, unless either (a) such action has been approved by a majority of the Board of Directors prior to such Interested Person first becoming an Interested Person or (b) prior to such Interested Person first becoming an Interested Person, a majority of the Board of Directors has approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors has approved such action.

         2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         4. By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of


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     shares of stock adopted by the Board of Directors as provided in
     Article VI hereof, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

         5. When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

         C. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as the short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), customers, employees and other constituencies of the Corporation and its subsidiaries, including the effect upon communities in which the Corporation and its subsidiaries do business. In so evaluating any such determination, the Board of Directors shall be deemed to be performing their duties and acting in good faith and in the best interests of the Corporation within the meaning of Section 145 of the General Corporation Law of the State of Delaware, or any successor provision.

         D. Nomination and Election of Directors. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding-up, nominations for the election of directors may be made by the Board of Directors or a committee or person appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only pursuant to the Corporation's notice of such meeting or if written notice of such stockholder's


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intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. For purposes of calculating the first such notice period following adoption of this Certificate of Incorporation, the first anniversary of the 1993 annual meeting shall be deemed to be April 1, 1994. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder's notice; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Corporation if so elected.

         In addition, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only pursuant to the Corporation's notice of meeting or if written notice of such stockholder's intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the Corporation, whichever comes first.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Article VI, Section D. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article VI, Section D, and if he or she should so determine, the defective nomination shall be disregarded.


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         Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                   ARTICLE VII

                                  STOCKHOLDERS

         A. Meetings of Stockholders; Books. Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. Any action required or permitted to be taken by the stockholders of the Corporation must be effected either at a duly called annual or special meeting of such stockholders or by a consent in writing executed by all such stockholders. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding-up, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

         Except as otherwise required by law or by this Certificate of Incorporation, the holders of not less than a majority in voting power of the shares entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum, and the act of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter shall be deemed the act of the stockholders in all matters other than the election of directors. Directors shall be elected by a plurality of the vote of the shares present in person or by proxy and entitled to vote on the election of directors. If a quorum shall fail to attend any meeting, the presiding officer may adjourn the meeting to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with one-third (1/3) in voting power of the shares entitled to vote thereat constituting a quorum, then except as otherwise required by law, one-third (1/3) in voting power of the shares entitled to vote at such adjourned meeting, present in person or by proxy, shall constitute a quorum, and, except as otherwise required by law or this Certificate of Incorporation, all matters other than the election of directors shall be determined by the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter. Directors shall be elected by a plurality of the vote of the shares present in person or by proxy and entitled to vote on the election of directors.

         B. Proposals of Stockholders. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the


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Board of Directors or (3) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. For purposes of calculating the first such notice period following adoption of this Certificate of Incorporation, the first anniversary of the 1993 annual meeting shall be deemed to be April 1, 1994. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. To be properly brought before a special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

         No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article VII, Section
B. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article VII, Section B, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision.

                                  ARTICLE VIII

                              BUSINESS TRANSACTIONS

         A. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-laws of the Corporation, and except as otherwise expressly provided in Section B of this Article VIII, a Business Transaction (as hereinafter defined) with, or proposed by or on behalf of, any Interested Person (as hereinafter defined) or any Affiliate (as hereinafter defined) of any Interested Person or any person who thereafter would be an Affiliate of such Interested Person shall require approval by the affirmative


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vote of not less than two-thirds (2/3) of the votes entitled to be cast by holders of all the then outstanding Voting Stock (as hereinafter defined), voting together as one class, excluding Voting Stock beneficially owned by such Interested Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         B. The provisions of Section A of this Article VIII shall not be applicable to any particular Business Transaction, and such Business Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following paragraphs (1) or (2) of this Section B are met:

                  1. Prior to such person becoming an Interested Person, either
         (a) the Business Transaction shall have been approved by a majority of the Board of Directors or (b) a majority of the Board of Directors shall have approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors (as hereinafter defined) shall have approved the Business Transaction.

                  2. The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Transaction of consideration other than cash to be received per share by holders of the Common Stock in such Business Transaction shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph (2) shall be required to be met with respect to every share of outstanding Common Stock, whether or not the Interested Person has previously acquired any shares of Common Stock):

                      (a) (if applicable) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers'
              fees) paid by the Interested Person for any shares of Common Stock of the Corporation acquired by it (i) within the five-year period immediately prior to the first public announcement of the terms of the proposed Business Transaction (the "Announcement Date") or
              (ii) in the transaction in which it became an Interested Person, whichever is higher; and

                      (b) the Fair Market Value per share of the Common Stock on the Announcement Date or on the date on which the Interested Person became an Interested Person, whichever is higher.

         C. The following definitions shall apply with respect to this Article
VIII:


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         1. The term "Affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

         2. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates has, directly or indirectly, (i) the right to acquire (whether such right is execrable immediately or subject only to the passage of time or the occurrence of one or more events), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent solicitation made pursuant to and in accordance with the Exchange Act, and is not also then reportable on Schedule 13D under the Exchange Act (or a comparable or successor report); or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock (except to the extent permitted by the proviso of clause (b) (ii) above). For the purposes of determining whether a person is an Interested Person pursuant to paragraph (6) of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include authorized, but unissued or treasury shares of Capital Stock deemed beneficially owned by such person through application of this paragraph (2) of Section C, but shall not include any other authorized, but unissued or treasury shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         3. The term "Business Transaction" shall mean any of the following transactions when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by or on behalf of, any Interested Person or any Affiliate of any Interested Person:

                      (a) any merger or consolidation of the Corporation or any
              subsidiary with (i) any Interested Person, or (ii) any other corporation which is, or after such merger or consolidation would be, an Affiliate of an Interested Person;

                      (b) any sale, lease, exchange, mortgage, pledge, transfer
              or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Person of assets of the Corporation (other than Capital Stock (as hereinafter defined)) or of any subsidiary of the Corporation which assets have an


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     aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the outstanding stock of the Corporation;

         (c) any reclassification of securities, recapitalization or other transaction involving the Corporation or any subsidiary of the Corporation which has the effect, directly or indirectly, of (i) increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Person, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Person or (ii) increasing the proportionate voting power, whether or not then exercisable, of an Interested Person in any class or series of stock of the Corporation or any subsidiary of the Corporation; or

         (d) the adoption of any plan or proposal by or on behalf of an Interested Person for the liquidation or dissolution of the Corporation.

         4. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of this Certificate of Incorporation.

         5. The term "Fair Market Value" shall mean (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Independent Directors in good faith, in each case with respect to any class or series of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Independent Directors in good faith.

         6. The term "Independent Directors" shall mean the members of the Board of Directors who are not Affiliates or representatives of, or associated with,


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         an Interested Person and who were either directors of the Corporation prior to any person becoming an Interested Person or were recommended for election or elected to succeed such directors by a vote which includes the affirmative vote of a majority of the Independent Directors.

                  7. The term "Interested Person" shall mean any person (other than the Corporation, any subsidiary, any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by holders of all then outstanding shares of Voting Stock.

                  8. The term "person" shall mean any individual, corporation, partnership, unincorporated association, trust or other entity.

                  9. The term "subsidiary" means any company of which a majority of the voting securities are owned, directly or indirectly, by the Corporation.

                  10. The term "Voting Stock" shall mean Capital Stock of any class or series entitled to vote in the election of directors generally.

         D. A majority of the Independent Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, for the purposes of (1) this Article VIII, all questions arising under this Article VIII including, without limitation (a) whether a person is an Interested Person, (b) the number of shares of Capital Stock or other securities beneficially owned by any person; and (c) whether a person is an Affiliate of another; and (2) this Certificate of Incorporation, the question of whether a person is an Interested Person. Any such determination made in good faith shall be binding and conclusive on all parties.

         E. Nothing contained in this Article VIII shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.

                                   ARTICLE IX

                       LIMITED LIABILITY; INDEMNIFICATION

         A. Limited Liability. No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the general Corporation Law of the State of Delaware, as so amended. Any amendment, repeal or modification of this Article IX, Section A shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                  B. Indemnification. Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified and advanced expenses by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. The Corporation may, to the extent authorized in the By-laws of the Corporation or from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or any other person to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article IX, Section B. Any amendment, repeal or modification of this Article IX, Section B shall not adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment, repeal or modification.

                                    ARTICLE X

                                   AMENDMENTS

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), any proposal by any stockholder at any time when there is an Interested Person or by a director who is not an Independent Director to amend, alter, change or repeal any provision of paragraph 2 of Section A of Article VI, Article VIII, or Article IX or to adopt any provision inconsistent with any of such provisions, shall require approval by the affirmative vote described in Section A of Article VIII unless either (1) such action has been approved by a majority of the Board of Directors prior to such Interested Person first becoming an Interested Person or (2) prior to such Interested Person first becoming an Interested Person, a majority of the Board of Directors has approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors has approved such action.

                                   ARTICLE XI

                                     BY-LAWS

         The original By-laws of the Corporation shall be adopted by the Sole Incorporator.

         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of April, 1993.


                                       /s/ Joseph M. Fernandez
                                       ------------------------------
                                       Joseph M. Fernandez

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                ELECTROGLAS, INC.




         Electroglas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Electroglas, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of Article IV thereof to read in its entirety as follows:

         "The total number of shares of stock which the Corporation shall have authority to issue is 21,000,000 shares, with a par value of $.01 each. Said shares shall consist of 1,000,000 shares of preferred stock and 20,000,000 shares of common stock."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Electroglas, Inc. has caused this certificate to be signed by William J. Cornwell, its President, and attested by Armand J. Stegall, its Secretary, this 24th day of May, 1994.



                                          ELECTROGLAS, INC.



                                          By:  /s/ William J. Cornwell
                                               ---------------------------------
                                               William J. Cornwell
                                               President


ATTEST:


/s/ Armand J. Stegall
--------------------------------
Armand J. Stegall, Secretary

                            CERTIFICATE OF CORRECTION

                                       TO

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL

                                       OF

                                ELECTROGLAS, INC.






         Pursuant to Section 107 of the General Corporation Law of the State of Delaware, the undersigned, being the Sole Incorporator named in the Certificate of Incorporation filed in the office of the Secretary of State of the State of Delaware, does hereby certify as follows:

         FIRST. A Certificate of Amendment to Certificate of Incorporation Before Payment of Capital was filed with the Secretary of State of the State of Delaware on April 12, 1993 and that said Certificate of Amendment requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         SECOND. The inaccuracy of said Certificate of Amendment to be corrected is that the deletion and substitution referred to therein is made to Article VI, not Article Fourth, of the Certificate of Incorporation of the Corporation.

         THIRD: Article Third of the Certificate of Amendment is corrected by deleting the words "Article Fourth of the Certificate of Incorporation" and substituting therefor the words "Article VI of the Certificate of Incorporation."



         I, THE UNDERSIGNED, being the Sole Incorporator named in the Certificate of Incorporation of the Corporation, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of April, 1993.



                                 /s/ Joseph M. Fernandez
                                 --------------------------------
                                 Joseph M. Fernandez
                                 Sole Incorporator
                                 80 Pine Street
                                 New York, New York 10005

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL

                                       OF

                                ELECTROGLAS, INC.



         Pursuant to Section 107 of the General Corporation Law of the State of Delaware, the undersigned, being the Sole Incorporator named in the Certificate of Incorporation filed in the office of the Secretary of State of the State of Delaware, does hereby certify as follows:

         FIRST. This Corporation has not yet received any payment for any of its capital stock.

         SECOND. Directors were not named in the original Certificate of Incorporation of the Corporation, nor have they yet been elected.

         THIRD. The Sole Incorporator of the Corporation pursuant to Section 241 of the General Corporation Law of the State of Delaware has adopted a resolution providing for the deletion in its entirety of Paragraph 1 of Section A of Article Fourth of the Certificate of Incorporation and the substitution of the following in lieu thereof:

         1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than two. The directors shall be divided into three classes, designated Class I, Class II and Class III. So long as there are more than two directors, each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. The initial classes shall be elected as follows: Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

         I, THE UNDERSIGNED, being the Sole Incorporator named in the Certificate of Incorporation of the Corporation, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of April, 1993.


                                      /s/ Joseph M. Fernandez
                                      ----------------------------------
                                      Joseph M. Fernandez
                                      Sole Incorporator
                                      80 Pine Street
                                      New York, New York  10005